SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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HEALTHTRONICS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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1301 Capital of Texas Highway

Suite B-200

Austin, TX 78746

NOTICE OF 2006 ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 8, 2006

To our shareholders:

You are cordially invited to attend our 2006 Annual Meeting of Shareholders to be held at 1301 Capital of Texas Highway, Atrium of Suite B-200, Austin, Texas 78746, on Thursday, June 8, 2006 at 8:00 a.m. Austin, Texas time, for the following purposes:

a) To elect ten directors to serve on our board of directors;

b) To consider and vote upon a proposal to amend our 2004 Equity Incentive Plan to increase by 2,000,000 shares the number of shares available for issuance thereunder (from 950,000 shares to 2,950,000 shares); and

c) To transact such other business as may properly come before the meeting or any adjournment(s) thereof.

The accompanying proxy statement contains information regarding, and a more complete description of, the items of business to be considered at the meeting.

The close of business on April 27, 2006 has been fixed as the record date for the determination of our shareholders entitled to receive notice of, and to vote at, the meeting or any adjournment(s) thereof.

You are cordially invited and urged to attend the meeting. Whether or not you plan on attending the meeting, we ask that you sign and date the accompanying proxy and return it promptly in the enclosed self-addressed envelope. If you attend the meeting, you may vote in person, if you wish, whether or not you have returned your proxy. In any event, you may revoke your proxy at any time before it is exercised.

By Order of our Board of Directors

JAMES S.B. WHITTENBURG, Secretary

Austin, Texas

May 4, 2006

HEALTHTRONICS, INC.

1301 Capital of Texas Highway

Suite B-200

Austin, Texas 78746

PROXY STATEMENT

for

2006 ANNUAL MEETING OF SHAREHOLDERS

To Be Held June 8, 2006

Our board of directors hereby solicits your proxy for use at our 2006 Annual Meeting of Shareholders to be held at 1301 Capital of Texas Highway, Atrium of Suite B-200, Austin, Texas 78746, on Thursday, June 8, 2006 at 8:00 a.m. Austin, Texas time, and any adjournment(s) thereof. This solicitation may be made in person or by mail, telephone, or telecopy by our directors, officers, and regular employees, who will receive no extra compensation for participating in this solicitation. We will also reimburse banks, brokerage firms, and other fiduciaries for forwarding solicitation materials to the beneficial owners of our common stock held of record by such persons. We will pay the entire cost of this solicitation. We expect to mail this proxy statement and the enclosed form of proxy to our shareholders on or about May 5, 2006.

Unless the context indicates otherwise, “HealthTronics”, “we”, “us”, “our” or the “Company” means HealthTronics, Inc. and all of our direct and indirect subsidiaries on a consolidated basis.

ANNUAL REPORT

Enclosed is our Annual Report to Shareholders for the year ended December 31, 2005, including our audited financial statements. Such Annual Report to Shareholders does not form any part of the material for the solicitation of proxies.

REVOCATION OF PROXY

Any shareholder returning the accompanying proxy may revoke such proxy at any time before it is voted by (a) giving written notice to our Secretary of such revocation, (b) voting in person at the meeting, or (c) executing and delivering to our Secretary a later dated proxy.

OUTSTANDING COMMON STOCK

Our voting securities are shares of our common stock, each share of which entitles the holder thereof to one vote on each matter properly brought before the meeting. Only shareholders of record at the close of business on April 27, 2006 are entitled to notice of, and to vote at, the meeting and any adjournment(s) thereof. As of April 27, 2006, there were outstanding and entitled to vote 35,174,167 shares of our common stock.

RECENT MERGER

On November 10, 2004, we completed the merger of Prime Medical Services, Inc., or Prime, with and into HealthTronics with HealthTronics being the surviving corporation in the merger. In this proxy statement we will refer to this merger between Prime and HealthTronics as the “Merger”. Prime was deemed to be the acquiring company for accounting purposes in the Merger and the Merger was accounted for as a reverse acquisition under the purchase method of accounting for business combinations in accordance with accounting principles generally accepted in the United States. The assets acquired and liabilities assumed were deemed to be those of HealthTronics because HealthTronics was the surviving legal entity.

CERTAIN SHAREHOLDERS

The following table sets forth certain information regarding beneficial ownership of our common stock as of April 27, 2006 or such other date indicated in the footnotes below by (a) each person who is known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock, (b) each of our directors and nominees for director, (c) each of our executive officers named in the Summary Compensation Table below under “Executive Compensation”, and (d) all of our executive officers and directors as a group. Unless otherwise indicated, we believe that each person or entity named below has sole voting and investment power with respect to all shares shown as beneficially owned by such person or entity, subject to community property laws where applicable and the information set forth in the footnotes to the table below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
Kevin A. Richardson, II Prides Capital Partners, L.L.C. et al 200 High Street, Suite 700 Boston, MA 02110	5,165,308	(3)	14.7%

Barclays Global Investors, NA Barclays Global Fund Advisors 45 Fremont Street San Francisco, CA 94105	2,762,683	(4)	7.9%

Wellington Management Company, LLP 75 State Street Boston, MA 02109	2,499,590	(5)	7.1%

Kennedy Capital Management, Inc. 10829 Olive Blvd. St. Louis, MO 63141	1,764,898	(5)	5%

Argil J. Wheelock, M.D.	1,774,364		5%

Kenneth S. Shifrin	297,870		*

John Q. Barnidge	253,999		*

William A. Searles	142,600		*

Perry M. Waughtal	135,000		*

R. Steven Hicks	122,500		*

Donny R. Jackson	120,000		*

Timothy J. Lindgren	115,000		*

James Whittenburg	86,667		*

Mark G. Yudof	45,000		*

Richard Rusk	40,258		*

Chris B. Schneider	5,000		*

Sam B. Humphries(6)	—		—

*	Less than 1%
(1)

Includes the following number of shares subject to options that are presently exercisable or exercisable within 60 days after April 27, 2006: Mr. Richardson, 25,000; Dr. Wheelock, 440,000; Mr. Shifrin, 165,000; Mr. Barnidge, 208,333; Mr. Searles, 135,000; Mr. Waughtal, 75,000; Mr. Hicks, 110,000; Mr. Jackson,

118,000; Mr. Lindgren, 115,000; Mr. Whittenburg, 80,667; Mr. Yudof, 45,000; Mr. Rusk, 36,000; and Mr. Schneider, 5,000.
(2)	Based on an aggregate of 35,174,167 shares of HealthTronics common stock issued and outstanding as of April 27, 2006.
(3)	Based on the Schedule 13D/A filed with respect to HealthTronics on November 9, 2005, voting and investment power with respect to 5,028,080 of these shares is held solely by Prides Capital Partners, L.L.C. The managers and directors of Prides Capital Partners, L.L.C. are Kevin A. Richardson, II, Henry J. Lawlor, Jr., Murray A. Indick, Charles E. McCarthy and Christian Puscasiu. The number of shares includes 112,228 shares acquired by Prides Capital Partners, L.L.C. after such Schedule 13D/A filing as reported on Forms 4 filed with respect to HealthTronics on November 10, 2005 and November 14, 2005 and 25,000 shares underlying a stock option granted to Mr. Richardson in connection with his service on our board of directors, which option is fully vested.
(4)	Based on the Schedule 13G filed with respect to HealthTronics on January 26, 2006, Barclays Global Investors, NA has sole voting power with respect to 2,212,918 shares and sole investment power with respect to 2,402,315 shares and Barclays Global Fund Advisors has sole voting and investment power with respect to 360,368 shares. According to such Schedule 13G, these shares are held in trust accounts for the economic benefit of the beneficiaries of those accounts.
(5)	Based on the Schedule 13G filed with respect to HealthTronics on February 14, 2006.
(6)	Mr. Humphries agreed to join us as President and Chief Executive Officer effective May 8, 2006. In addition, we expect our board of directors to appoint him as a director prior to our 2006 annual shareholders meeting.

EXECUTIVE COMPENSATION

Summary Compensation Table

Set forth below is information concerning aggregate compensation for 2005 for our Chief Executive Officers serving in 2005 and each of our other most highly compensated executive officers who received in excess of $100,000 in salary and bonuses during the last fiscal year, who we will refer to as our named executive officers. Sam Humphries agreed to become our President and Chief Executive Officer effective on May 8, 2006. See discussion under “Employment Agreements” for a description of the terms of Mr. Humphries’ employment agreement.

Long-Term Compensation
		Annual Compensation				Awards
Name and Principal Position	Year	Salary ($)	Bonus ($) (1)		Other Annual Compensation ($) (2)	Securities Underlying Options (#) (3)
John Q. Barnidge Chief Financial Officer and Senior Vice President(4)	2005 2004 2003	280,000 250,000 230,000	100,000 250,000 50,000		5,040 6,150 3,000	100,000 32,500 30,000

Argil J. Wheelock, M.D. Former Executive Chairman(2)(5)	2005 2004 2003	291,600 300,000 262,441	— 100,000 102,000		8,580 — 10,705	80,000 55,000 50,000

Brad A. Hummel Former Chief Executive Officer and President(2)(6)	2005 2004 2003	442,000 400,000 400,000	— 400,000 —	(6)	4,050 4,400 3,000	120,000 100,000 125,000

James S.B. Whittenburg President—Manufacturing, Senior Vice President—Development, General Counsel and Secretary(7)	2005 2004	260,000 250,000	175,000 87,059		5,040 5,204	70,000 25,000

Christopher B. Schneider President—Medical Device Sales and Services and Chief Operating Officer of Urology(2)(8)	2005 2004	206,200 75,000	65,000 30,000		14,040 3,750	— 15,000

Richard A. Rusk Vice President and Controller(9)	2005 2004 2003	195,000 151,700 150,000	50,000 67,300 30,000		5,040 5,450 2,925	15,000 — 6,000

Joseph M. Jenkins, M.D. Former President of Urology Division(10)	2005 2004	275,000 270,000	— 77,490		4,335 4,813	— 25,000	(11)

(1)	Reflects bonuses earned during the year.
(2)	In addition to their annual remuneration, executive officers who are also employees are entitled to receive the Company’s matching contribution under our 401(k) plan. The Company-sponsored match amounts are shown in the “Other Annual Compensation” column above. Also included in the “Other Annual Compensation” column is a monthly car allowance of $1,770 paid by us to Dr. Wheelock in January and February 2005, monthly country club dues of $450 paid by us for the benefit of Mr. Hummel for the first nine months of 2005, and a monthly car allowance of $750 paid by us to Mr. Schneider.
(3)	Long-term compensation amounts are reflected in the year the related stock option is granted. A significant amount of the long-term compensation amounts reflected in any given year may relate to our previous year’s performance.

(4)	Mr. Barnidge was appointed Interim President and Chief Executive Officer on December 1, 2005 and served in such positions until May 2006. He continues to serve as our Chief Financial Officer and Senior Vice President. Mr. Barnidge’s compensation figures for the years ended 2003 and 2004 reflect his compensation received while serving as Chief Financial Officer, Senior Vice President and Secretary of Prime through November 9, 2004. The compensation figure for the year ended 2004 also includes compensation received from November 10 through December 31, 2004 while serving as our Chief Financial Officer and Senior Vice President.
(5)	Dr. Wheelock was appointed Executive Chairman on October 27, 2005 and served in that capacity until March 2, 2006, at which time he resigned as our Executive Chairman. Dr. Wheelock continues to serve as a member of our board of directors. Dr. Wheelock’s compensation figures for the years ended 2003 and 2004 reflect his compensation received while serving as our Chairman and Chief Executive Officer through November 9, 2004. The compensation figure for the year ended 2004 also includes compensation received from November 10 through December 31, 2004 while serving as our Nonexecutive Chairman.
(6)	Mr. Hummel resigned as our President and Chief Executive Officer effective on October 15, 2005. He served as a consultant of ours from October 15, 2005 to March 31, 2006, pursuant to which arrangement we made semi-monthly payments of $18,750 to Mr. Hummel during such period for these consulting services. In addition, Mr. Hummel agreed to a three-year noncompetition provision in exchange for a $500,000 payment from us. Such payment amounts are not included in the above Summary Compensation table. Mr. Hummel’s compensation figures for the years ended 2003 and 2004 reflect his compensation received while serving as Chief Executive Officer and President of Prime through November 9, 2004. The compensation figure for the year ended 2004 also includes compensation received from November 10 through December 31, 2004 while serving as our Chief Executive Officer and President.
(7)	Mr. Whittenburg was appointed President – Manufacturing on December 1, 2005, which appointment was in addition to his positions as Senior Vice President – Development, General Counsel and Secretary. Mr. Whittenburg joined Prime as Senior Vice President—Development and General Counsel in March 2004. He was appointed as Secretary of HealthTronics in late 2004. Mr. Whittenburg’s compensation figure for 2004 reflects his compensation received while serving as Senior Vice President—Development and General Counsel of Prime through November 9, 2004. The compensation figure for the year ended 2004 also includes compensation received from November 10 through December 31, 2004 while serving as our Senior Vice President—Development, General Counsel and Secretary.
(8)	Mr. Schneider joined us in August 2004 as Vice President of Sales and Marketing and was appointed President – Medical Device Sales and Services in May 2005. In December 2005 he was appointed Chief Operating Officer of our Urology division. Mr. Schneider’s compensation figures for 2004 reflect his compensation received while serving as Vice President of Sales and Marketing of Prime through November 9, 2004. The compensation figures for 2004 also include compensation received from November 10 through December 31, 2004 while serving as our Vice President of Sales and Marketing.
(9)	Mr. Rusk’s compensation figures for 2004 reflect his compensation received while serving as Vice President and Controller of Prime through November 9, 2004. The compensation figures for 2004 also include compensation received from November 10 through December 31, 2004 while serving as our Vice President and Controller.
(10)	Dr. Jenkins resigned as President of the Urology Division effective January 23, 2006. Dr. Jenkins became Prime’s President of the Urology Division in April 2004. Dr. Jenkins’ compensation figure for 2004 reflects his compensation received while serving as President of the Urology Division of Prime through November 9, 2004. The compensation figure for the year ended 2004 also includes compensation received from November 10 through December 31, 2004 while serving as our President of the Urology Division.
(11)	These options were granted to Dr. Jenkins for his service as a director of Prime prior to his appointment as the President of the Urology Division.

Option Grants During 2005

The following table provides information related to options granted to the named executives officers during 2005. We do not have any outstanding stock appreciation rights.

	Number of Securities Underlying Options Granted (#)(1)		Percent of Total Options Granted to Employees in Fiscal Year		Exercise Price ($/Sh)		Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (2)
Name								5% ($)		10% ($)
John Q. Barnidge	50,000 50,000		8 8	% %	$ $	9.55 7.65	2/23/15 12/30/15		$300,297 240,552	$ $	761,012 609,606

Argil J. Wheelock, M.D.	50,000 30,000		8 4.8	% %	$ $	9.55 7.49	2/23/15 12/1/15	$ $	300,297 141,312	$ $	761,012 358,114

Brad A. Hummel	120,000		19.2%			$9.55	2/23/15		$720,713		$1,826,429

James S.B. Whittenburg	20,000 50,000		3.2 8	% %	$ $	9.55 7.65	2/23/15 12/30/15	$ $	120,119 240,552	$ $	304,404 609,606

Richard A. Rusk	15,000		2.4%			$9.55	2/23/15		$90,089		$228,304

All Employees as a Group	625,000	(3)	100%			(3)	(3)		$3,458,920		$8,765,584

(1)	These options were granted at an exercise price equal to the closing price on the date of grant.
(2)	The dollar amounts in these columns represent potential value that might be realized upon exercise of the options immediately before the expiration of their terms, assuming that the market price of our common stock appreciates in value from the date of grant at the 5% and 10% annual appreciation rates. This disclosure is required by rules of the Securities and Exchange Commission and we make no representation that our common stock will appreciate at these rates or at all. The calculation does not take into account any taxes or other expense that might be owed.
(3)	These options represent the aggregate number of stock options granted during 2005 by us under our 2004 equity incentive plan. These options were issued throughout 2005 with various vesting schedules and expiration dates through the year 2015.

Aggregated Option Exercises During 2005 and Option Values at December 31, 2005

The following table provides information related to options exercised by the named executive officers during 2005 and the number and value of unexercised options held at December 31, 2005. We do not have any outstanding stock appreciation rights.

Aggregated Option/SAR Exercises In Last Fiscal Year

And Fiscal Year-End Option Values

	Shares Acquired on Exercise (#)	Value Realized ($)(1)	Number of Securities Underlying Unexercised Options/SAR at Fiscal Year End		Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End (2)
Name			Exercisable	Unexercisable	Exercisable ($)	Unexercisable ($)
John Q. Barnidge	—	—	191,666	35,834	81,565	50,635

Argil J. Wheelock, M.D.	—	—	440,000	—	332,600	—

Brad A. Hummel	150,000	662,000	353,334	41,666	85,000	—

James S.B. Whittenburg	—	—	72,334	16,666	5,275	37,665

Christopher B. Schneider	—	—	5,000	10,000	36,600	3,300

Richard A. Rusk	20,000	91,445	34,000	2,000	16,000	—

Joseph M. Jenkins, M.D.	80,000	340,685	102,500	—	43,200	—

(1)	Calculated by subtracting the per share exercise price of the option from the closing price of our common stock on the date of exercise and multiplying the difference by the number of shares of our common stock purchased upon the exercise of the option.
(2)	Calculated by subtracting the per share exercise price of the option from the closing price of our common stock on December 30, 2005 which was $7.65, and multiplying the difference by the number of shares of our common stock underlying the option.

Employment Agreements

On April 25, 2006, we entered into an employment agreement with Sam Humphries, pursuant to which Mr. Humphries agreed to become our president and chief executive officer effective on May 8, 2006. This agreement has a term of three years, which will automatically renew for successive one-year periods following the expiration of the initial three-year term. The agreement provides for an annual salary of $380,000, a guaranteed bonus for 2006 of $133,000, and an incentive bonus in successive years that may vary between 0% and 150% of his annual salary based on the achievement of targeted performance goals established by our Compensation Committee. In addition, the agreement provides that we will grant Mr. Humphries a stock option, with an exercise price equal to the closing price per share on the date of grant, to acquire 700,000 shares of our common stock, 350,000 shares of which vest according to the time-vesting schedule set forth in the agreement and 350,000 shares of which vest according to the achievement of certain adjusted EBITDA amounts set forth in the agreement, provided that the grant of 575,000 of such shares will be conditioned upon our shareholders approving the amendment to our 2004 equity incentive plan set forth in “Proposal 2 – Amendment to 2004 Equity Incentive Plan.” This agreement also entitles Mr. Humphries to a $75,000 relocation allowance and a temporary housing allowance. The agreement also entitles Mr. Humphries to receive a severance payment, generally equal to two times Mr. Humphries’ average annual cash compensation, and provides that all of Mr. Humphries’ stock options will automatically fully vest, if we terminate his employment without cause (as defined in the agreement) or he terminates for good reason (as defined in the agreement). The agreement also gives Mr. Humphries the right to terminate employment and receive such severance payment and automatic vesting in the event (1) of a direct or indirect change of control as a result of change in ownership of the Company or certain changes in the members of our board of directors, (2) he is no longer appointed or elected as a member of our board of directors, or (3) our shareholders do not approve an amendment to our 2004 equity incentive plan similar to that discussed under “Proposal 2—Amendment to 2004 Equity Incentive Plan” by November 8, 2006.

We have entered into employment agreements with Messrs. Barnidge, Whittenburg and Schneider. Each of these agreements provide for the payment of a base salary, performance bonuses and other customary benefits. Mr. Barnidge’s agreement provides for an annual salary of $280,000, terminates September 30, 2008, and is subject to automatic renewal at the end of such term for successive one-year terms unless earlier terminated as provided in that agreement. Mr. Whittenburg’s agreement provides for an annual salary of $280,000, terminates September 30, 2008, and is subject to automatic renewal at the end of such term for successive one-year terms unless earlier terminated as provided in the agreement. Mr. Schneider’s agreement provides for an annual salary of $225,000 and terminates September 30, 2007. Each of the agreements entitles the employee to receive severance payments, generally equal to two times the employee’s average annual cash compensation in respect of Messrs. Barnidge and Whittenburg and one times the employee’s annual cash compensation in respect of Mr. Schneider, if we terminate such individual’s employment without cause (as defined in his agreement) or such individual terminates for good reason (as defined in his agreement). Mr. Barnidge and Mr. Whittenburg’s agreements also give them the right to terminate employment and receive such severance payments in the event of a direct or indirect change of control as a result of change in ownership of the Company or certain changes in the members of our board of directors. In addition, Mr. Schneider is paid a monthly car allowance of $750.

Board Service and Release Agreement

Dr. Wheelock became our Nonexecutive Chairman on November 10, 2004 pursuant to a board service and release agreement. This agreement entitles Dr. Wheelock to receive $25,000 per month for the first year of his service, $20,833 per month for his second year of service and $16,666 per month for his third year of service, unless he is no longer serving on our board of directors. In the event Dr. Wheelock’s directorship with us is terminated, the agreement provides that he will also be entitled to a severance payment of $1,410,000. On October 27, 2005, Dr. Wheelock was appointed as our Executive Chairman. In March 2006, Dr. Wheelock’s board service and release agreement was amended to provide that in the event Dr. Wheelock no longer serves as our Executive Chairman, he would be entitled to the $1,410,000 severance payment referred to above. In March 2006, Dr. Wheelock resigned as our Executive Chairman and we paid him the $1,410,000 severance amount. Dr. Wheelock continues to serve as a member of our board of directors. Dr. Wheelock’s board service and release agreement also provides that Dr. Wheelock will for a period of five years following the date his service on our board of directors is terminated refrain from directly or indirectly (i) soliciting our and our affiliates’ employees and other similar persons; (ii) soliciting vendors, customers, and other similar persons and entities to adversely alter their relationship with us or our affiliates; (iii) advising physicians, hospitals, surgery centers and similar persons to negatively alter their business relationship with us or our affiliates; and (iv) engaging in certain business activities conducted by us.

In addition, Mr. Wheelock is eligible to receive annual bonuses and stock options at the discretion of the Compensation Committee.

Consulting Agreements

Effective October 15, 2005, Mr. Hummel resigned as our Chief Executive Officer and President. In connection with such resignation, we and Mr. Hummel agreed to terminate his employment agreement and enter into a consulting and non-competition agreement. Under this agreement, Mr. Hummel agreed to provide consulting services to us from October 15, 2005 to March 31, 2006 in exchange for a semi-monthly payment of $18,750 during such period for these consulting services. In addition, Mr. Hummel agreed to be bound by a three-year noncompetition and nonsolicitation provision in exchange for a $500,000 payment from us.

Effective January 23, 2006, Dr. Jenkins resigned as President of our Urology Division. In connection with such resignation, we and Dr. Jenkins agreed to terminate his employment agreement and enter into a consulting and noncompetition agreement. Under this agreement, Dr. Jenkins agreed to provide consulting services to us for two years and be bound by a noncompetition and nonsolicitation provision for two years in exchange for a $200,000 payment in April 2006 and in April 2007.

Indemnity Agreements

We have entered into indemnity agreements with certain of our current and former officers and directors and certain of Prime’s former directors. These agreements generally provide that, to the extent permitted by law, we must indemnify each such person for judgments, expenses, fines, penalties and amounts paid in settlement of claims that result from the fact that such person was an officer, director or employee of ours (or Prime’s, as applicable). In addition, our and certain of our subsidiaries’ organizational documents provide for certain indemnifications and limitations on liability for directors, managers and officers.

2004 Equity Incentive Plan

For a description of our 2004 equity incentive plan, see “Proposal No. 2 – Amendment to 2004 Equity Incentive Plan”.

Deferred Compensation Plan

In April 2005, our board of directors adopted a deferred compensation plan. Our Compensation Committee will select those employees who are entitled to participate in the plan; provided, that such employees must be members of a select group of management or highly compensated employees (as such term is defined under the Employee Retirement Income Security Act of 1974, as amended). Under the plan, plan participants are entitled to defer a portion of their base salary and up to 100% of their bonuses, which such deferred amounts will be placed into accounts, and allocate such amounts to a “measuring investment” in securities. The account would increase or decrease in value based on changes in the price of the underlying measuring investment. Our board of directors has determined that our common stock is not eligible to be a “measuring investment” under this plan. Such deferred amounts would fully vest immediately. Although the plan allows us to make discretionary cash contributions to the accounts of any of such participants, our board of directors has determined that we will not make any discretionary contributions. Our contributions would vest in five equal annual installments beginning the year following such contribution; provided that such contributions would fully vest upon a participant’s death prior to termination of employment, disability, attainment of normal retirement age (as defined in the plan), or upon a change in control (as defined in the plan).

In addition, a participant may defer “stock option gains.” If a participant elects to exercise stock options and uses already owned shares held by such participant for at least six months before the date of exercise to pay such exercise price, such participant may defer the “net” shares received upon exercise (i.e., the aggregate number of shares acquired upon exercise less the number of shares used to pay the exercise price), which we will refer to as the “gain shares.” Upon such deferral, the gain shares would be converted into phantom share units and placed into the participant’s account. The participant would be 100% vested in such shares. The account would increase or decrease in value based on changes in our stock price.

A participant’s account will be distributed upon normal retirement, early retirement, or a termination of employment (as such terms are defined in the plan). All distributions will be paid in cash.

REPORT OF THE COMPENSATION COMMITTEE

OF THE

BOARD OF DIRECTORS

The Company is engaged in a highly competitive business. For the Company to succeed, the Company believes that it must be able to attract and retain qualified executives. To achieve this objective, we have structured an executive compensation policy tied to operating performance that we believe has enabled the Company to attract and retain key executives.

The Compensation Committee is comprised of R. Steven Hicks, Timothy J. Lindgren and William A. Searles, all of whom are “independent” directors as defined in Rule 4200(a)(15) of the Nasdaq listing standards.

The Compensation Committee has primary responsibility for determining executive compensation levels, including compensation for officers and key divisional executives. The Board as a whole maintains a philosophy that compensation of executive officers, including that of the Chief Executive Officer and President, and other officers and key divisional executives should be linked to both operating and stock price performance. These performance measures include earnings per-share growth, stock price growth, revenue growth, pre-tax income, return on capital, and division performance as well as the achievement of actions that enhance the strategic growth of the Company. A portion of management compensation is comprised of bonuses, based on bonus targets set annually, operating and stock performance, and a subjective bonus component based on contributions to enhance the strategic growth of the Company, with a particular emphasis on the attainment of planned financial and strategic business objectives. Accordingly, in years in which performance goals are achieved or exceeded, executive compensation tends to be higher than in years in which performance is below expectations. The Committee also feels that equity awards, including both stock grants and stock option grants, are an effective incentive compensation tool and have the benefit of linking long-term reward to the price of the Company’s stock.

The Compensation Committee engaged during 2002 the services of a nationally recognized executive compensation consulting firm. The objective was to determine the competitiveness of the Company’s executive compensation and, as appropriate, make recommendations for the Compensation Committee and Board to consider. The study reaffirmed that a significant component of both annual and long term compensation should be linked to measurable performance. It further recognized that long term performance was becoming an increasingly important component of overall executive compensation. The Compensation Committee will continue to utilize outside resources as it considers appropriate to keep abreast of matters impacting the competitiveness of the Company’s executive compensation.

For 2005, our executive compensation program consisted of base salary, a cash bonus based on current year performance, and long term stock option awards, all of which related to the achievement of specific current and long term goals and other factors as described above. A substantial portion of overall executive bonus compensation for the Company was driven by specific performance achievements. Senior executives also received bonus compensation for achievement of actions that enhanced the strategic growth of the Company, such as mergers, acquisitions or significant financing activities. The Company’s financial performance measurements included earnings-per-share growth, stock price growth, revenue growth and return on capital. The Committee believes that compensation levels for 2005 adequately reflected our compensation goals and the performance of management against those goals, as well as recognition for unanticipated achievements.

Section 162(m) of the Internal Revenue Code limits the tax deduction to $1 million for compensation paid to certain executives of public companies. The Compensation Committee has considered these requirements and believes that the Company’s 2004 Equity Incentive Plan and bonus arrangements for senior officers meet the requirement that they be “performance based” and, therefore, are exempt from the limitations on deductibility.

The Compensation Committee’s present intention is to comply with Section 162(m) unless the Compensation Committee feels that compliance in a particular instance would not be in our best interest or the best interest of our shareholders.

Compensation Committee: William A. Searles, Chairman

R. Steven Hicks

Timothy J. Lindgren

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

In August 2005, SanuWave, Inc., a company controlled by Prides Capital Partners, L.L.C., which beneficially owned approximately 14% of our outstanding common stock as of April 27, 2006 and which Kevin A. Richardson, II, one of our directors, co-founded and is a partner with, acquired our orthopaedics business unit. Under the terms of the transaction, we received $6.4 million in cash, two $2 million unsecured promissory notes, and a small passive ownership interest in SanuWave. The notes bear interest at 6% per annum with no payments for the first five years, then interest-only payments for the next five years with a balloon payment after ten years. As part of the transaction, we agreed to provide SanuWave with certain transition services that include certain manufacturing services, sales support, and office support. We were paid $100,000 per month for the first six months following the closing of the transaction in return for such services, in addition to receiving reimbursement of certain direct costs to provide the services. The term for the transition services varies according to the specific service involved, but will not in any event extend beyond two years from the closing date.

Randy Wheelock, who is the brother of Dr. Wheelock, a member of our board of directors, is a principal of US Orthotripsy, LLC, a limited partner in Orthotripsy Services of Eastern Tennessee, L.P. (“East Tennessee”) and OssaTron Services of the Carolinas, L.P. (“Carolinas”), both of which are limited partnerships that we control by virtue of controlling the general partner and in which we own a limited partner interest. East Tennessee provides Orthotripsy services in East Tennessee and Carolinas provides Orthotripsy services in North Carolina and South Carolina. We engaged US Orthotripsy, LLC to manage East Tennessee and Carolinas and Randy Wheelock was paid a monthly management fee of $4,333 plus reimbursement for reasonable expenses during 2005. Our interests in East Tennessee and Carolinas were sold to SanuWave in connection with the sale of our orthopaedics business unit in August 2005 as described above. After such sale, we no longer paid any management fees to US Orthotripsy, LLC or Randy Wheelock.

Prior to March 31, 2004, Dr. Wheelock directly owned a 2.78% interest and indirectly owned an additional 3.3% interest (through 9% ownership in a corporate partner, NGST, Inc.) in Tenn-Ga Stone Group Two, a Tennessee general partnership. Tenn-Ga Stone Group Two provides lithotripsy services in Tennessee and North Georgia. Dr. Wheelock purchased his interests in Tenn-Ga Stone Group Two in or about 1990. We manage Tenn-Ga Stone Group Two and are a 28% owner and managing partner of Tenn-Ga Stone Group Three, a Tennessee general partnership that has a 38.25% ownership interest in Tenn-Ga Stone Group Two. Tenn-Ga Stone Group Two pays us a management fee of $40,000 per year. We also supply services, parts and consumables to Tenn-Ga Stone Group Two at standard rates. During 2005, Tenn-Ga Stone Group Two paid us $97,500 for such services, parts and consumables. On March 31, 2004, Dr. Wheelock sold his interest in NGST, Inc. to Tenn-Ga Stone Group Three for $120,000. Dr. Wheelock continues to hold his direct interest in Tenn-GA Stone Group Two.

During 2001 and early 2002, Prime made full recourse loans totaling approximately $975,000 to 12 members of its management. The loans bear interest at 6.5% and require annual payments of principal and interest due April 1 of each year. We assumed these loans after the Merger and there are currently 3 of our employees that still have obligations under these loans. All 3 of these loans are current and the net principal balance outstanding as of March 31, 2006 is approximately $213,000.

We lease office space in an office building owned by us and in which our principal executive office is located to American Physician Services Group Inc., or APS. Kenneth S. Shifrin, one of our directors, serves as chairman of the board and chief executive officer of APS. William A. Searles, one of our directors and a member of our compensation committee, serves on the board of directors of APS and as chairman of the board of APS Investment Services, Inc., a wholly-owned subsidiary of APS. As reported in APS’s filings with the Securities and Exchange Commission, Mr. Searles was paid cash compensation of $320,626 in 2005, $346,102 in 2004, and $525,000 in 2003 by APS for his service as chairman of the board of APS Investment Services, Inc. The term of the lease between us and APS expires in September 2006, and monthly rental payments under this lease are $48,943.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission, or the SEC, and the Nasdaq National Market. Such persons are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of such forms received by us with respect to 2005, or written representations from certain reporting persons, we believe that all filing requirements applicable to our directors, executive officers and persons who own more than 10% of a registered class of our equity securities have been complied with.

QUORUM; VOTING

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of our common stock entitled to vote is necessary to constitute a quorum at the meeting. Abstentions and “broker non-votes” (shares held by brokers or nominees as to which they have no discretionary power to vote on a particular matter and have received no instructions from the beneficial owners thereof or persons entitled to vote thereon) will be counted in determining whether a quorum is present at the meeting. If a quorum is not present or represented at the meeting, the shareholders entitled to vote thereat, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally notified.

Cumulative voting is not permitted in the election of our directors. On all matters (including election of directors) submitted to a vote of the shareholders at the meeting or any adjournment(s) thereof, each holder of our common stock will be entitled to one vote for each share of our common stock owned of record by such shareholder at the close of business on April 27, 2006.

Proxies in the accompanying form that are properly executed and returned and that are not revoked will be voted at the meeting and any adjournment(s) thereof and will be voted in accordance with the instructions thereon. Any proxy upon which no instructions have been indicated with respect to a specified matter will be voted according to the recommendations of our board of directors, which are contained in this proxy statement. Our board of directors knows of no matters, other than those presented in this proxy statement, to be presented for consideration at the meeting. If, however, other matters properly come before the meeting or any adjournment(s) thereof, the persons named in the accompanying proxy will vote such proxy in accordance with their judgment on any such matters. The persons named in the accompanying proxy may also, if they believe it advisable, vote such proxy to adjourn the meeting from time to time.

Other than the election of directors, which requires a plurality of the votes cast, each matter submitted to the shareholders requires the affirmative vote of a majority of the votes cast and entitled to vote on such matter. If you abstain from voting on any of the matters submitted, your abstention will not affect the outcome of this vote. Abstention is not a vote cast. Broker non-votes will not affect the outcome of any of the matters submitted.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Our nominating committee and board of directors have nominated ten directors for election at the 2006 annual meeting. All nominees will be elected to hold office until our next annual meeting of shareholders or until his successor is duly elected and qualified, or until his earlier death, resignation or removal. The following is a description of the nominees:

Name	Age	Director Since(1)
R. Steven Hicks	56	2004
Sam B. Humphries	63	(2)
Donny R. Jackson	57	2003
Timothy J. Lindgren	59	2003
Kevin A. Richardson, II	38	March 2006
William A. Searles	63	2004
Kenneth S. Shifrin	57	2004
Perry M. Waughtal	70	2004
Argil J. Wheelock, M.D.	58	1996
Mark G. Yudof	61	2005

(1)	Messrs. Hicks, Searles, Shifrin and Waughtal became directors in November 2004 following the Merger with Prime. Details regarding these directors’ service as directors of Prime is provided in the biographical information below.
(2)	We expect our board of directors to appoint Mr. Humphries as a director prior to our 2006 annual shareholders meeting.

Mr. Hicks became our Nonexecutive Chairman on March 2, 2006. Mr. Hicks became a director of Prime in December 2002 and a director of the Company in November 2004 upon the closing of the Merger. In June 2000, Mr. Hicks became Chairman of Capstar Partners, LLC, an Austin based private investment company. Previously he founded Capstar Broadcasting and served as Vice Chairman of AMFM, Inc.

Mr. Humphries agreed to become our President and Chief Executive Officer on May 8, 2006. In addition, we expect our board of directors to appoint Mr. Humphries as a director prior to our 2006 annual shareholders meeting. Prior to joining us, Mr. Humphries served as President and Chief Executive Officer of Uroplasty, Inc., a publicly-traded medical device company, since January 2005. He was previously a partner of Ascent Medical Technology Fund, L.P., a venture capital fund founded in 1995. Mr. Humphries has over 25 years experience in the healthcare and medical device industry, including serving as President and Chief Executive Officer of American Medical Systems Inc., a publicly-traded manufacturer of medical devices primarily for the urology market. Mr. Humphries serves on the Board of Directors of Uroplasty, Inc., Criticare Systems, Inc. and Universal Hospital Services, Inc.

Mr. Jackson has served as a director of the Company since January 2003. Since 2002, Mr. Jackson has served as the Director of the Technical Services Group of InterCept, Inc., a publicly traded company that provides technology, products and services to financial institutions. Prior to this he served as: President and Chief Executive Officer of Netzee, Inc., a publicly traded company providing integrated Internet banking and e-commerce products and services to financial institutions, from 2000 to 2002; President and Chief Operating Officer of The Intercept Group, Inc., from 1996 to 2000; Chief Executive Officer of Provesa, Inc., a data processing and check imaging services company, from 1993 to 1996; Chief Executive Officer of Bank Atlanta, from 1990 to 1992 and Chief Financial Officer, from 1988 to 1990; and Audit Manager at Evans, Porter, Bryan, from 1986 to 1987; and Audit Partner at Womble, Jackson, Gunn, from 1978 to 1986. Mr. Jackson has served on the Board of Directors of Intercept, Inc., Netzee, Inc., and Bank Atlanta.

Mr. Lindgren has served as a director of the Company since January 2003. Mr. Lindgren is a senior vice president for Hyatt Hotels & Resorts, overseeing the management and operations of 24 Hyatt hotels in 10 states. Throughout his 33-year career with Hyatt, Mr. Lindgren has held a variety of management positions including general manager of several Hyatt Regency hotels.

Mr. Richardson became a director on March 2, 2006. Mr. Richardson is currently a partner with Prides Capital Partners, L.L.C., which he co-founded in 2004. Prior to that, Mr. Richardson had been a partner at Blum Capital Partners, a $2.5 billion investment firm, since 1999. Mr. Richardson serves on the board of directors of QC Holdings, Inc., a publicly-traded consumer lending and financial services company.

Mr. Searles became a director of Prime in 1989 and a director of the Company in November 2004 upon the closing of the Merger. He has been an independent business consultant since 1989. Before then, he spent 25 years with various Wall Street firms, the last ten of which were with Bear Stearns as an associate director/limited partner. In 1989, he became a director of American Physicians Service Group, Inc. (NASDAQ: AMPH), a management and financial services firm.

Mr. Shifrin became Prime’s Chairman of the Board in 1989 and served as Executive Chairman until December 30, 2001. Mr. Shifrin served as Nonexecutive Chairman of Prime from December 31, 2001 until the closing of the Merger in November 2004. Mr. Shifrin became Nonexecutive Vice Chairman of the Company in November 2004 upon the closing of the Merger. He resigned his position as Nonexecutive Vice Chairman in March 2006 and continues to serve as a member of our board of directors. Mr. Shifrin has served in various capacities with American Physician Services Group Inc., a publicly traded financial services and insurance management company (“AMPH”), since 1985, and is currently the Chairman of the Board and Chief Executive Officer of AMPH. In June of 2003, he became a director of Financial Industries Corporation (NASDAQ: FNINE), a Texas-based insurance company.

Mr. Waughtal became a director of Prime in December 2003 and a director of the Company in November 2004 upon the closing of the Merger. Since April 2000, he has been a director of KMR and Kinder Morgan G.P., Inc. He is also the Chairman and a limited partner of Songy Partners Limited, an Atlanta, Georgia based real estate investment company. Previously, he served for over 30 years as Vice Chairman of Development and Operations and as Chief Financial Officer for Hines Interests Limited Partnership, a real estate and development entity based in Houston, Texas.

Dr. Wheelock served as Chairman and Chief Executive Officer of the Company from July 1996 until November 2004 when he became the Nonexecutive Chairman of the Company. In October 2005, Dr. Wheelock was appointed as Executive Chairman. He resigned this position as Executive Chairman in March 2006 and continues to serve as a member of our board of directors. From 1979 until 1996 Dr. Wheelock was a practicing, board-certified urologist in Chattanooga, Tennessee. While in practice, he was engaged as a consultant by various public companies.

Mr. Yudof became a director in May 2005. Mr. Yudof is currently Chancellor of The University of Texas System, a position he has held since August 2002. Prior to his appointment as Chancellor, Mr. Yudof served as President of the University of Minnesota from 1997 to July 2002. Prior to such service, Mr. Yudof was a faculty member and administrator at The University of Texas at Austin for 26 years, serving as dean of the School of Law from 1984 to 1994 and as the university’s executive vice president and provost from 1994 to 1997. Mr. Yudof earned an LL.B. degree in 1968 from the Law School of the University of Pennsylvania and a B.A. degree in Political Science from the University of Pennsylvania in 1965.

No family relationships exist among our officers or directors. Except as indicated above, no director of ours is a director of any company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940.

Should any nominee for director become unwilling or unable to accept nomination or election, the proxies will be voted for the election, in his stead, of such other persons as our board of directors may recommend or our board of directors may reduce the number of directors to be elected. We have no reason to believe that any nominee named above will be unwilling or unable to serve.

The Board recommends that you vote FOR each nominee for director.

CERTAIN INFORMATION REGARDING OUR BOARD OF DIRECTORS

Board Compensation

Our Board compensation consists of both cash and common stock options. Officers who are also directors will not receive any fee or remuneration for services as members of the Board or of any Board committee. Each non-management Board member will be paid cash compensation consisting of an annual retainer of $60,000 (paid in equal monthly installments), $2,000 for each in-person Board meeting, $1,000 for each telephonic Board meeting, $1,000 for each in-person Board committee meeting, and $500 for each telephonic Board committee meeting. In addition, each non-management Board member may receive a grant of stock options covering shares of our common stock. In addition to the above stock options, the Nonexecutive Chairman and the Board committee chairmen each may receive an additional grant of stock options covering shares of our common stock. All of such stock options would have an exercise price equal to the fair market value per share on the date of grant and would be immediately fully vested. The following table reflects Board compensation paid during 2005 to our non-management directors. Mr. Richardson received no Board compensation during 2005 because he was not appointed to our Board until March 2006.

	Directors Compensation In 2005
	Cash Paid ($)	Stock Options (#)
Mr. Hicks	$39,700	25,000
Mr. Jackson	$43,000	25,000
Mr. Lindgren	$45,400	25,000
Mr. Searles(1)	$42,500	25,000
Mr. Shifrin(2)	$38,500	30,000
Mr. Waughtal	$40,500	25,000
Mr. Yudof	$19,400	45,000	(3)

(1)	We provided Mr. Searles an electronic handheld communication device and pay his monthly service charges for such device, the cost for which in 2005 was approximately $1,200. This amount is not included in the above table.
(2)	Mr. Shifrin received additional payments from Prime and us as described below under “Kenneth S. Shifrin.”
(3)	This amount includes stock options covering 20,000 shares of our common stock granted to Mr. Yudof in May 2005 in connection with his joining our board of directors.

Kenneth S. Shifrin

Mr. Shifrin became our Nonexecutive Vice Chairman on November 10, 2004 pursuant to a board service, amendment and release agreement. That agreement entitled Mr. Shifrin to receive a one time payment of $180,000 at the time of the Merger and also currently entitles him to have life insurance policies maintained on his behalf by us. Mr. Shifrin’s current compensation for his service as a director is otherwise as determined by HealthTronics’ board of directors for non-management directors. Mr. Shifrin resigned his position as Nonexecutive Vice Chairman in March 2006 and continues to serve as a member of our board of directors.

Mr. Shifrin also has a noncompetition, release and severance agreement dated December 30, 2001, which was entered into with Prime and assumed by us in connection with the Merger. This agreement originally terminated Mr. Shifrin’s employment agreement with Prime and provided that Mr. Shifrin would not own, manage or control any business that competed with Prime and would not advise any of Prime’s customers or suppliers to cancel or curtail their dealings with Prime, or influence any of Prime’s employees to terminate his or her employment with Prime, for a period of five years. At the time of the Merger we assumed this agreement with Mr. Shifrin and amended it to extend the non-competition and related covenants in that agreement for one year. On January 1, 2005, we made the remaining $200,000 payment due to Mr. Shifrin under this agreement.

BOARD COMMITTEES; CORPORATE GOVERNANCE

General

There are presently ten members of our board of directors, including six directors who the board has determined to be independent under Rule 4200(a)(15) of the Nasdaq listing standards.

Our board of directors held eight meetings during 2005, and during that year each incumbent director attended at least 75% of (a) the total number of our board meetings (held during the period for which he has been a director) and (b) the total number of meetings held by all committees of the board on which he served (during the periods that he served).

In regard to directors’ attendance at annual shareholders meetings, although we do not have a formal policy regarding such attendance, our board of directors encourages all board members to attend such meetings, but such attendance is not mandatory. All of our board members serving as directors at the time attended the 2005 annual shareholders meeting. In addition, our board of directors holds its regular annual meeting immediately following the annual shareholders meeting.

Our board of directors has an audit committee, a compensation committee and a nominating committee. Our board of directors has adopted a written charter for each of these committees which charters are attached hereto as follows:

Audit Committee Charter—Appendix A

Compensation Committee Charter—Appendix B

Nominating Committee Charter—Appendix C

Audit Committee

The audit committee’s functions include engaging our independent public accountants, reviewing with such accountants the plans for and the results and scope of their auditing engagement and certain other matters relating to their services to us, including matters relating to the independence of such accountants. Mr. Jackson, Mr. Waughtal and Mr. Yudof are the current members of the audit committee. The chairman of the committee is Mr. Waughtal. Our board has determined that the committee members are “independent” as defined in Rule 4200(a)(15) of the Nasdaq listing standards. In addition, our board has determined that the committee members meet the independence standards set forth in Rule 10A-3(b)(1) of the Exchange Act. Our board has further determined that Mr. Waughtal is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. The audit committee held five meetings during 2005.

The audit committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget.

Compensation Committee

The compensation committee makes recommendations to our board of directors with respect to the compensation of our executive officers, including issuance of stock options. Mr. Hicks, Mr. Lindgren and Mr. Searles are the current members of the compensation committee. Our board has determined that the committee members are “independent” as defined in Rule 4200(a)(15) of the Nasdaq listing standards. The chairman of the committee is Mr. Searles. The compensation committee held 14 meetings during 2005.

Nominating Committee

The nominating committee has primary responsibility for making recommendations to our board of directors for nominees for election to our board of directors. The nominating committee held one meeting during 2005. The members approved the slate of director nominees for the 2006 annual shareholders meeting by unanimous consent in lieu of meeting. Mr. Hicks, Mr. Jackson and Mr. Lindgren are the current members of the nominating committee. Our board has determined that the committee members are “independent” as defined in Rule 4200(a)(15) of the Nasdaq listing standards. The chairman of the committee is Mr. Hicks.

The nominating committee identifies nominees by first evaluating the current members of the board who are willing to continue in service. Current members of the board with skills and experience that are relevant to our business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the board with that of obtaining a new perspective. If any member of the board does not wish to continue in service or if the nominating committee decides not to recommend a member for re-election, the nominating committee will identify the desired skills and experience of a new nominee in light of the criteria below. Research may be performed to identify qualified individuals. The nominating committee has not engaged third parties to identify or evaluate or assist in identifying potential nominees, although it may do so in the future if it considers doing so necessary or desirable. Mr. Yudof, who has not yet stood for election by our shareholders, was recommended for appointment as a director by our then chief executive officer. Mr. Richardson, who has not yet stood for election by our shareholders, was recommended for appointment as a director by our then executive chairman.

The consideration of any candidate for service on our board is based on the nominating committee’s assessment of the candidate’s professional and personal experiences and expertise relevant to our operations and goals. The committee evaluates each candidate on his or her ability to devote sufficient time to board activities to effectively carry out the work of the board. The ability to contribute positively to the existing collaborative culture among board members is also considered by the committee. In addition, the committee considers the composition of the board as a whole; the status of the nominee as “independent” under the Nasdaq’s listing standards and the rules and regulations of the SEC; and the nominee’s experience with accounting rules and practices. Other than the foregoing, there are no stated minimum criteria for director nominees, although the nominating committee may also consider such other factors as it may deem are in our and our shareholders’ best interests.

After completing its evaluation, the nominating committee makes a recommendation to the full board of directors as to the persons who should be nominated by the board, and the board determines the nominees after considering the recommendation and report of the nominating committee.

The nominating committee will consider director candidates recommended by our shareholders. The nominating committee does not have a formal policy on shareholder nominees, but intends to assess them in the same manner as other nominees, as described above. To recommend a prospective nominee for the nominating committee’s consideration, shareholders should submit in writing the candidate’s name and qualifications, and otherwise comply with our bylaws’ and nominating committee charter’s requirements for shareholder nominations, which are described below, to:

HealthTronics, Inc.

1301 Capital of Texas Hwy, Suite B-200

Austin, TX 78746

Attention: Corporate Secretary

Our nominating committee charter provides that any shareholder wishing to recommend a nominee should submit a recommendation in writing, indicating the nominee’s qualifications and other relevant biographical information and provide confirmation of the nominee’s consent to serve as a director if elected and to being named in the proxy statement and certain information regarding the status of the shareholder submitting the recommendation, to our Corporate Secretary at the address provided above. Such nomination recommendation must be received by us at the address provided above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting (provided, that, if the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the shareholder to be timely must be so received by us not more than 120 days before the annual meeting and not less than the later of (1) 90 days before the annual meeting and (2) the 10th day following the day on which we first make a public announcement of the date of the annual meeting).

Strategic Development Committee

Our strategic development committee was formed in March 2006. Mr. Richardson, Mr. Shifrin, and Dr. Wheelock are the members of the committee. Mr. Richardson is the chairman of the committee. The strategic development committee’s functions include reviewing, evaluating and overseeing strategic opportunities and implementation of the strategic direction of the Company as a whole and the divisions of the Company individually.

Shareholder Communications with the Board of Directors

If a shareholder desires to send a communication to our board of directors, such shareholder should send the communication to:

HealthTronics, Inc.

1301 Capital of Texas Hwy, Suite B-200

Austin, TX 78746

Attention: Nonexecutive Chairman of the Board

The nonexecutive chairman of the board will forward the communication to the other board members.

If a shareholder desires to send a communication to a specific board member, such shareholder should send the communication to the above address with attention to the specific board member.

Code of Ethics

We have established a Code of Ethics for our chief executive officer, senior finance officers and all other employees. A current copy of this code is available on our web site at http://www.healthtronics.com. The contents of this web site are not incorporated by reference and the web site address provided in this proxy statement is intended to be an inactive textual reference only.

EQUITY COMPENSATION PLANS

At December 31, 2005, we had seven separate equity compensation plans: the Prime 1993 and 2003 stock option plans, the HealthTronics general, 2000, 2001 and 2002 stock option plans, and the HealthTronics 2005 equity incentive plan. The plans, and all amendments thereto, had been approved by Prime’s and HealthTronics shareholders, as the case may be. The following table sets forth certain information as of December 31, 2005 about our equity compensation plans:

	(a)	(b)	(c)
Plan Category	Number of shares of our common stock to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of shares of our common stock remaining available for future issuance under equity compensation plans (exceeding securities reflected in column (a))
Prime 1993 stock option plan	852,165	$7.07	—

Prime 2003 stock option plan	185,000	$5.78	—

HealthTronics equity incentive plan and stock option plans	2,010,742	$8.08	99,118

Other equity compensation plans approved by our security holders	N/A	N/A	N/A

Equity compensation plans not approved by our security holders	N/A	N/A	N/A

In 2004, in connection with the Merger of HealthTronics and Prime, we assumed in the Merger stock options to acquire approximately 2,154,000 shares of common stock.

PROPOSAL NO. 2

AMENDMENT TO 2004 EQUITY INCENTIVE PLAN

In April 2006, our board of directors approved an amendment to our 2004 Equity Incentive Plan, or the Plan, to increase by 2,000,000 shares the number of shares available for issuance thereunder (from 950,000 shares to 2,950,000) subject to approval by our shareholders. Our board of directors believes that approval of this amendment is in our best interest because the availability of an adequate number of shares under the Plan is an important factor in attracting, motivating and retaining qualified officers, employers, directors and consultants essential to our success and in aligning their long-term interests with those of our shareholders. In addition, under Mr. Humphries’ employment agreement with us, if our shareholders do not approve an amendment to the Plan similar to this proposed amendment by November 8, 2006, Mr. Humphries will be entitled to terminate his employment agreement for good reason and will be entitled to the severance benefits set forth therein, which are described under “Executive Compensation—Employment Agreements” above. The full text of the amendment is attached to this Proxy Statement as Appendix D.

The following is a summary of the material terms of the Plan.

Purpose

To attract and retain individuals eligible to participate in the Plan and to further our growth, development and financial success by aligning the personal interests of participants in the Plan, through the ownership of shares of our common stock and other incentives, with those of us and our shareholders.

Administration

Our board of directors or a committee designated by the board of directors, such as the Compensation Committee (in either case, we refer to such body as the Administrator).

Eligibility

Officers, employees, directors, consultants and other persons selected by the board of directors or the committee designated to administer the Plan.

Stock Subject to the Plan

950,000 shares of our common stock are currently reserved and available for issuance under the Plan. If our stockholders approve the amendment, the number of shares reserved and available for issuance under the Plan would increase by 2,000,000 shares (from 950,000 to 2,950,000). There are no pre-established limits on what number of the shares of our common stock reserved for the Plan will be allocated as stock options, stock appreciation rights (or SARs), restricted stock grants, stock purchase rights, and other stock based awards.

Awards under the Plan

•	Options. We will have the ability to award “Incentive Stock Options” and “Non-Statutory Stock Options” under the Plan (in either case we refer to such awards as the Option(s)).

•	Incentive Stock Options. Only our key managerial employees (or certain of our affiliates) may be eligible to receive an award of Incentive Stock Options. Incentive Stock Options awarded under the Plan must have an exercise price of at least 100% of the fair market value of our common stock on the date of grant. In the case of an employee who owns stock representing more than 10% of our voting power, the exercise price will be at least 110% of the fair market value of our common stock on the date of grant.

•	Non-Statutory Stock Options. We can award Non-Statutory Stock Options to any person eligible under the Plan. The Plan does not establish a minimum exercise price for Non-Statutory Stock Options granted under the Plan.

•	Other Terms Applicable to Options. Options may contain other provisions the Administrator decides are appropriate relating to when the Options will become exercisable, the times and circumstances the Options may be exercised, and the methods the exercise price may be paid. Options that become exercisable will expire no later than 10 years from the date the Options were granted; however, in certain cases the Options will expire 5 years from the date they were granted (i.e., in the case of Options granted to an employee who owns stock representing more than 10% of our voting power).

•	Stock Appreciation Rights. SARs granted under the Plan will entitle the participant to receive, in either cash or stock, the excess of the fair market value of one share of our common stock over the exercise price of the SAR. The Administrator will determine the terms under which SARs are awarded, including the times and circumstances under which a SAR may be exercised. SARs may be granted at a price determined by the Administrator, and may be granted in tandem with an Option, such that the exercise of the SAR or related Option will result in a forfeiture of the right to exercise the related Option for an equivalent number of shares, or independently of any Option. Any SAR may be exercised at the times specified in the document awarding the SAR, and the SAR will expire at the time designated at the time the SAR is awarded.

•	Restricted Stock. Restricted Stock may be granted alone or in conjunction with other awards under the Plan and may be conditioned upon continued employment for a specified period, the attainment of specific performance goals or such factors as the Administrator may determine. In making an award of Restricted Stock, the Administrator will determine the restrictions that will apply, the period during which the award will be subject to such restrictions, and the price, if any, payable by a recipient. The Administrator may amend any award of Restricted Stock to accelerate the dates after which such award may be executed in whole or in part. Shares of Restricted Stock shall not be transferable until after removal of the legend with respect to such shares.

•	Stock Purchase Rights. Stock Purchase Rights may be issued either alone, in addition to, or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. The

Administrator will determine the terms, conditions and restrictions related to the Stock Purchase Rights, including the number of shares that such person shall be entitled to purchase, the price to be paid, and the time within which such person must accept such offer (all in accordance with a Restricted Stock purchase agreement). Unless the Administrator determines otherwise, the Restricted Stock purchase agreement shall grant us a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s service with us for any reason (including death or disability).

•	Other Stock-Based Awards. The Administrator shall have complete discretion in determining the number of shares subject to “Other Stock Based Awards”, the consideration for such awards and the terms, conditions and limitations pertaining to same including, without limitation, restrictions based upon the achievement of specific business objectives, tenure, and other measurements of individual or business performance, and/or restrictions under applicable federal or state securities laws, and conditions under which such awards will lapse. Payment of Other Stock Based Awards may be in the form of cash, shares, other awards, or in such combinations thereof as the Administrator shall determine at the time of grant, and with such restrictions as it my impose.

Performance Awards

The Administrator may condition the receipt of an award or the vesting of an award on certain business criteria. If the Administrator determines that such performance conditions should be considered “performance-based compensation” under Section 162(m) of the Internal Revenue Code, the performance goals must relate to one of the following business criteria: (1) fair market value of shares of our common stock; (2) operating profit; (3) sales volume of our products; (4) earnings per share; (5) revenues; (6) cash flow; (7) cash flow return on investment; (8) return on assets, return on investment, return on capital, return on equity; (9) economic value added; (10) operating margin; (11) net income; pretax earnings; pretax earnings before interest, depreciation and amortization; pretax operating earnings after interest expense and before incentives, service fees, and extraordinary or special items; or (12) any of the above goals as compared to the performance of a published index, such as the Standard & Poor’s 500 Stock Index or a group of comparable companies.

Adjustments Upon Changes in Capitalization, Merger or Asset Sale

•	Changes in Capitalization. Subject to any required action by our shareholders, the number of shares of common stock subject to the Plan (whether awarded or reserved but not awarded) as well as the price per share of common stock subject to the Plan (whether awarded or reserved but not awarded) shall be proportionately adjusted for any increase or decrease in the number of issued shares of common stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the common stock, or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us.

•	Dissolution or Liquidation. In the event of our proposed dissolution or liquidation, the Administrator in its discretion may provide for a participant to have the right to exercise his or her award until 15 days prior to such transaction as to all of the shares covered thereby. To the extent it has not been previously exercised, an award will terminate immediately prior to the consummation of such proposed action.

•	Merger or Asset Sale. In the event of our merger with or into another corporation, or the sale of substantially all of our assets, each outstanding award shall be assumed or an equivalent option or right substituted by the successor corporation. In the event that the successor corporation refuses to assume or substitute for the award, the Participant shall fully vest in and have the right to exercise the award as to all of the shares, including shares as to which it would not otherwise be vested or exercisable.

Transferability of Awards

Awards may not be pledged, assigned or transferred while the Plan participant is still living, except that Options may be transferred to a Plan participant’s spouse as directed by a court, provided such transfer is “incident to divorce” within the meaning of Section 1041 of the Internal Revenue Code of 1986, as amended.

Termination, Amendment or Suspension

Our board of directors or the committee can terminate, suspend or amend the Plan at any time, subject to shareholder approval required under federal or state law or by the stock exchange on which our common stock is listed.

Federal Income Tax Consequences

•	Incentive Stock Options. In general, no taxable income for Federal income tax purposes will be recognized by an option holder upon receipt or exercise of an incentive stock option and we will not then be entitled to any tax deduction. Assuming that the option holder does not dispose of the option shares before the later of (i) two years after the date of grant or (ii) one year after the exercise of the option, upon any such disposition, the option holder will recognize capital gain equal to the difference between the sale price on disposition and the exercise price.

If, however, the option holder disposes of his option shares prior to the expiration of the required holding period, he will recognize ordinary income for Federal income tax purposes in the year of disposition equal to the lesser of (i) the difference between the fair market value of the shares at date of exercise and the exercise price, or (ii) the difference between the sale price upon disposition and the exercise price. Any additional gain on such disqualifying disposition will be treated as capital gain. In addition, if such a disqualifying disposition is made by the option holder, we will be entitled to a deduction equal to the amount of ordinary income recognized by the option holder provided such amount constitutes an ordinary and reasonable expense of ours.

•	Nonqualified Stock Options. No taxable income will be recognized by an option holder upon receipt of a nonqualified stock option, and we will not be entitled to a tax deduction for such grant.

Upon the exercise of a nonqualified stock option, the option holder will include in taxable income for Federal income tax purposes the excess in value on the date of exercise of the shares acquired upon exercise of the nonqualified stock option over the exercise price. Upon a subsequent sale of the shares, the option holder will derive short-term or long-term gain or loss, depending upon the option holder’s holding period for the shares, commencing upon the exercise of the option, and depending upon the subsequent appreciation or depreciation in the value of the shares.

We generally will be entitled to a corresponding deduction at the time that the participant is required to include the value of the shares in his income.

•	Restricted Stock. Under current federal income tax regulations, there will be no income tax consequences upon the award of restricted stock to either the grantee or us. A grantee will recognize ordinary income when the restrictions on the transferability of the shares expire, which is referred to as the vesting of the shares. The amount of income recognized will be equal to the fair market value of such shares on the date of vesting over the amount paid, if any, at the time of the grant. Dividends on shares of restricted stock that are paid (or are payable) to grantees prior to the time the shares are vested will be treated as additional compensation, and not dividend income, for federal income tax purposes.

In addition to the general rules described above, the deductibility of the income realized by certain executive officers is conditioned on the satisfaction of the requirements of Section 162(m) of the Internal Revenue Code. It is our intention that the Plan is administered in a manner that maximizes the deductibility of the payments under Section 162(m). The federal income tax consequences described in this section are based on U.S. laws in effect on the date of this document, and there is no assurance that they will not change in the future and affect the tax consequences of awards made under this Plan. Tax consequences may be different in other countries.

The board of directors recommends a vote FOR the proposal to amend our 2004 Equity Incentive Plan to increase by 2,000,000 shares the total number of shares of common stock available for issuance thereunder (from 950,000 shares to 2,950,000 shares).

PERFORMANCE GRAPH

The following graph compares our cumulative total shareholder return with the cumulative total shareholder returns of the Nasdaq Market Index and the Nasdaq Health Services Index, for the period from December 31, 2001 through December 31, 2005.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The Audit Committee of the Board of Directors is comprised of Donny R. Jackson, Perry M. Waughtal and Mark G. Yudof, all of whom are “independent” directors as defined in Rule 4200(a)(15) of the Nasdaq listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934. In addition, Mr. Waughtal is an “audit committee financial expert” as such term is defined in Item 401(h) of Regulation S-K promulgated by the SEC. Mr. Yudof joined the Audit Committee in May 2005.

The Committee operates under a written charter adopted by the Board. The Committee, among other things,

•	reviews with the independent registered public accounting firm and management the adequacy of the Company’s accounting and financial reporting controls;

•	reviews with management and the independent registered public accounting firm significant accounting and reporting principles, practices and procedures applied in preparing the Company’s financial statements;

•	discusses with the independent registered public accounting firm their judgment about the quality, not just the acceptability, of the Company’s accounting principles used in the Company’s financial reporting;

•	reviews the activities and independence of the independent registered public accounting firm;

•	reviews and discusses the audited financial statements with management and the independent registered public accounting firm and the results of the audit; and

•	appoints the independent registered public accounting firm.

It is the responsibility of our executive management to prepare financial statements in accordance with accounting principles generally accepted in the United States of America and of our independent registered public accounting firm to audit those financial statements.

In this context, the Committee has reviewed and held discussions with management and the independent registered public accounting firm regarding the Company’s 2005 financial statements. Management represented to the Committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee discussed with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

In addition, the Committee has discussed with the independent registered public accounting firm the firm’s independence from the Company and management and has received the written disclosure and the letter from the independent registered public accounting firm required by Independence Standards Board Standard No. 1 (Independence Discussions With Audit Committees). Further, the Committee has considered whether the provision of non-audit services by the independent registered public accounting firm is compatible with maintaining the firm’s independence.

The Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their examinations, the evaluations of our internal controls, and the overall quality of our financial reporting.

Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005, for filing with the Securities and Exchange Commission. The Committee believes that the provision of services by the independent registered public accounting firm for matters other than the annual audit and quarterly reviews is compatible with maintaining the firm’s independence.

Audit Committee: Perry M. Waughtal, Chairman

Donny R. Jackson

Mark G. Yudof

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Audit Committee designated KPMG LLP, or KPMG, as our Independent Registered Public Accounting Firm for the year ended December 31, 2005. KPMG LLP has advised us that, in accordance with professional standards, they will not perform any non-audit service that would impair their independence for purposes of expressing an opinion on our financial statements. A representative of KPMG will attend the meeting with the opportunity to make a statement if he or she desires to do so and will be available to respond to appropriate questions. No accountants have been selected for the year ending December 31, 2006 and the Audit Committee intends to consider proposals for the 2006 audit.

Fees to Independent Registered Public Accounting Firm for Fiscal 2005 and 2004

The 2004 fees listed in the table below are for services provided by E&Y for the period from January 1, 2004 through November 9, 2004, and for services provided by KPMG beginning November 10, 2004 and for the audit related to the year ended December 31, 2004. The 2005 fees listed in the table below are for the audit related to the year ended December 31, 2005 and for the 2005 quarterly reviews.

	KPMG		E&Y
	2005	2004	2005	2004
Audit fees	$1,158,020	$841,939	—	$458,600
Audit related fees	—	(1)	—	594,417	(2)
Tax fees, including tax preparation and tax consulting	—	—	—	—
All other fees	—	—	—	—

(1)	Prior to our engagement of KPMG as our Independent Registered Public Accounting Firm on November 10, 2004, for the period from January 1, 2004 through November 9, 2004, we (as HealthTronics prior to the merger) paid fees to KPMG in connection with KPMG’s review of our internal controls related to Section 404 of the Sarbanes-Oxley Act of 2002 in the amount of $647,226. In addition, Prime paid KPMG approximately $140,000 in fees related to the Merger and Prime’s acquisition of Medstone International, Inc. in 2004 prior to our engagement of KPMG as our Independent Registered Public Accounting Firm.
(2)	Audit-related fees principally include fees for due diligence in connection with acquisitions and accounting consultations.

All fees paid to our Independent Registered Public Accounting Firms during 2005 were pre-approved by the Audit Committee.

Change in Independent Registered Public Accounting Firm

We filed a Current Report on Form 8-K with the SEC on November 12, 2004 disclosing that on November 9, 2004, we dismissed our Independent Registered Public Accounting Firm, Ernst & Young LLP, or E&Y, and on November 10, 2004 we selected KPMG to serve as our Independent Registered Public Accounting Firm to audit our financial statements for the fiscal year ended December 31, 2004. The decision to dismiss E&Y and select KPMG was made by our Audit Committee.

E&Y’s audit report on our consolidated financial statements as of and for the fiscal year ended December 31, 2003 did not contain an adverse opinion or a disclaimer of opinion, nor was such report qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of E&Y on our consolidated financial statements for December 31, 2002 and 2003 contained a modification relating to our change in method of accounting for goodwill.

During our fiscal year ended December 31, 2003, and the subsequent interim period through November 9, 2004, there were no disagreements between HealthTronics and E&Y on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to E&Y’s satisfaction, would have caused E&Y to make reference to the subject matter of the disagreement in connection with its report.

During our fiscal year ended December 31, 2003, and the subsequent interim period through November 9, 2004, none of the reportable events described under Item 304(a)(1)(v) of Securities and Exchange Commission’s Regulation S-K occurred.

During our fiscal year ended December 31, 2003, and the subsequent interim period through November 10, 2004, the date on which KPMG was engaged, we did not consult with KPMG regarding any of the matters or events described in Item 304(a)(2)(i) and (ii) of Securities and Exchange Commission’s Regulation S-K.

We provided E&Y with a copy of the above disclosure. A letter from E&Y, dated November 10, 2004, stating its agreement with the statements concerning E&Y is hereby incorporated by reference to Exhibit 99.1 to the Current Report on Form 8-K filed with the SEC on November 12, 2004.

SHAREHOLDER PROPOSALS

Any shareholder of ours meeting certain minimum stock ownership and holding period requirements may present a proposal to be included in our proxy statement for action at the annual meeting of shareholders to be held in 2006 pursuant to Rule 14a-8 of the Securities Exchange Act of 1934. Such shareholder must deliver such proposal to our secretary at our executive offices no earlier than January 11, 2007 and no later than February 10, 2007, unless we notify the shareholders otherwise. Only those proposals that are appropriate for shareholder action and otherwise meet the requirements of Rule 14a-8 of the Exchange Act and our bylaws may be included in our proxy statement.

Pursuant to Rule 14a-4(c)(1) under the Securities Exchange Act of 1934, if any shareholder proposal intended to be presented at our 2006 annual meeting without inclusion in our proxy statement for the meeting is received by our secretary at our executive offices after March 21, 2007, the persons designated as proxies for that meeting will have discretionary authority to vote on such proposal. Even if proper notice is received on a timely basis, the persons designated as proxies for that meeting may nevertheless exercise their discretionary authority with respect to such proposal by advising shareholders of such proposal and how they intend to exercise their discretion to vote on such proposal to the extent permitted under Rule 14a-4(c)(2) of the Securities Exchange Act of 1934.

INCORPORATION BY REFERENCE

With respect to any future filings with the SEC into which this proxy statement is incorporated by reference, the material under the headings “Report of the Compensation Committee of the Board of Directors,” “Report of the Audit Committee of the Board of Directors” and “Performance Graph” will not be incorporated into such future filings.

ADDITIONAL INFORMATION AVAILABLE

Accompanying this proxy statement is a copy of our 2005 Annual Report on Form 10-K. This Annual Report does not form any part of the materials for the solicitation of proxies. Upon written request of any shareholder, we will furnish a copy of the Form 10-K, as filed with the SEC, including the financial statements and schedules thereto. The written request should be sent to our Secretary at our principal executive office. The written request must state that as of the close of business on April 27, 2006, the person making the request was a record owner or beneficial owner of our capital stock.

HOUSEHOLDING

If you and other residents at your mailing address own shares of our common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement for each company in which you hold stock through that broker or bank. Nevertheless, each stockholder will receive a separate proxy card. This practice, known as “householding,” is designed to reduce our printing and postage costs. If you did not respond that you did not want to participate in householding, the broker or bank will assume that you have consented, and will send one copy of our annual report and proxy statement to your address. You may revoke your consent to householding of our annual report and proxy statement at any time by sending your name, the name of your brokerage firm, and your account number to our Secretary, James S.B. Whittenburg, at our principal executive office at 1301 Capital of Texas Highway, Suite 200B, Austin, Texas 78746, telephone: (512) 328-2892, and to your brokerage firm. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if you did not receive an individual copy of this proxy statement or our annual report, we will send a copy upon written or oral request to our Secretary at the address and phone number listed immediately above.

OTHER MATTERS

Our board of directors does not intend to bring any other matters before the meeting and does not know of any matters that will be brought before the meeting by others. However, if any other matters properly come before the meeting, the persons named in the accompanying proxy will vote the proxies in accordance with their judgment on such matters.

By Order of our Board of Directors

JAMES S.B. WHITTENBURG,

Secretary

Austin, Texas

May 4, 2006

Appendix A

AMENDED AND RESTATED

CHARTER OF THE AUDIT COMMITTEE

OF THE BOARD OF DIRECTORS

OF HEALTHTRONICS, INC.

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, and annual evaluation procedures of the Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of HealthTronics, Inc., a Georgia corporation (the “Company”).

I. PURPOSE

The Committee has been established to:

•	assist the Board in its oversight responsibilities regarding:

(1) the integrity of the Company’s financial statements;

(2) the Company’s compliance with legal and regulatory requirements;

(3) the independent accountant’s qualifications and independence; and

(4) the performance of the Company’s internal audit function;

•	prepare the report required by the United States Securities and Exchange Commission (the “SEC”) for inclusion in the Company’s annual proxy statement;

•	appoint, retain, compensate, evaluate and terminate the Company’s independent accountants;

•	approve audit and non-audit services to be performed by the independent accountants;

•	oversee the accounting and financial reporting processes of the Company and the audits of the financial statements of the Company; and

•	otherwise perform such other functions as the Board may from time to time assign to the Committee.

The independent accountants shall report directly to the Committee. In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board, the independent accountants, the internal auditors and management of the Company.

II. COMPOSITION

The Committee shall be composed of at least three members (including a Chairperson), and all members (i) shall be “independent directors,” as such term is defined in the rules and regulations of the SEC and the Nasdaq Stock Market, Inc. (the “Nasdaq”), and (ii) shall not have participated in the preparation of the financial statements of the Company or any current subsidiary of the Company at any time during the past three years. Notwithstanding clause (i) of the preceding sentence, the Committee may have as one of its members a director who is not “independent” if such person satisfies the requirements of Rule 10A-3 under the Securities Exchange Act of 1934 (as amended, the “Exchange Act”) and is not a current officer or employee of the Company or a “Family Member” (as defined in the Nasdaq rules, as in effect from time to time) of an officer or employee of the Company due to the exceptional and limited circumstances set forth in the rules and regulations of the Nasdaq. Such non-independent director shall not serve for more than two years.

The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee, so long as such alternates meet the member qualification requirements set forth herein. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded.

All members of the Committee must be able to read and understand fundamental financial statements, including the Company’s balance sheet, income statement and cash flow statement. Additionally, there will be at least one member who (1) has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background which results in the individual’s financial sophistication, including but not limited to being or having been a chief executive officer, chief financial officer, or other senior officer with financial oversight responsibilities and (2) is an “audit committee financial expert” as defined in the rules and regulations of the SEC. The Chairperson shall maintain regular communication with the chief executive officer, chief financial officer, the lead partner of the independent accountant and the manager of the internal audit.

Members of the Committee may receive their Committee fees in cash, in Company stock or options or in other forms of consideration as determined by the Board in addition to all other benefits that directors of the Company generally receive for service on the Board.

III. MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least once each quarter, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson or at the request of any of its members. The Committee shall conduct its business in accordance with the Company’s Bylaws. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management, employees, outside counsel, the independent accountants, internal auditors, consultants, or others whose advice and counsel are relevant to the issues then being considered by the Committee, to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

The Committee should meet periodically with management, the internal auditors (or other personnel responsible for the internal audit function) and the independent accountants to discuss any matters that the Committee or any of these groups believe should be discussed separately. In addition, the Committee should meet with the independent accountants and management quarterly to review the Company’s financial statements prior to their public release consistent with the provisions set forth below in Section IV. The Committee may also meet from time to time with the Company’s investment bankers, investor relations professionals and financial analysts who follow the Company.

IV. COMMITTEE RESPONSIBILITIES

In carrying out its responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so that it can fulfill its oversight responsibilities. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A. Oversight of the Financial Reporting Processes

1. In consultation with the independent accountants, the internal auditors and Company management, review the integrity of the Company’s financial reporting processes, both internal and external.

2. Review and approve all “related-party transactions” (as defined in the Nasdaq rules, as in effect from time to time).

3. Consider the independent accountant’s judgments about the quality and appropriateness of the Company’s accounting principles as applied in its financial reporting, and consider alternative accounting principles.

4. Discuss with management and legal counsel the status of pending litigation, tax matters, compliance policies and other areas of oversight applicable to the legal and compliance area as may be appropriate.

5. Meet at least annually with the chief financial officer, the internal auditors and the independent accountants in separate executive sessions.

6. Review all analyst reports and press articles about the Company’s accounting and disclosure practices and principles.

7. Review with management and the independent accountants their analyses of significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements in accordance with generally accepted accounting principles (“GAAP”), including any analysis of the effect of alternative GAAP methods on the Company’s financial statements and a description of any transactions as to which management obtained Statement on Auditing Standards No. 50 letters.

8. Review with management and the independent accountants the effect of regulatory and accounting initiatives, as well as off-balance sheet structures, on the Company’s financial statements.

9. Establish procedures for the receipt, retention and treatment of complaints received by the Company on accounting, internal accounting controls or auditing matters, as well as for the confidential, anonymous submissions by Company employees of concerns regarding questionable accounting or auditing matters.

10. Review disagreements between management and the independent accountants regarding financial reporting.

B. Review of Documents and Reports

1. Review and discuss with management and the independent accountants the Company’s annual audited financial statements and quarterly financial statements and any reports or other financial information submitted to any governmental body or the public (to the extent it is material or appropriate for the Committee’s review), including any certification, report, opinion or review rendered by the independent accountants, considering, as appropriate, whether the information contained in these documents is consistent with the information contained in the financial statements and whether the independent accountants and legal counsel are satisfied with the disclosure and content of such documents. These discussions shall include consideration of the quality of the Company’s accounting principles as applied in its financial reporting, including review of audit adjustments (whether or not recorded) and any such other inquiries the Committee considers appropriate. Based on the review, the Committee shall make its recommendation to the Board as to the inclusion of the Company’s audited consolidated financial statements in the Company’s annual report on Form 10-K.

2. Review the internal reports to management prepared by the internal auditors and management’s response thereto.

3. Review reports from management, the internal auditors and the independent accountants on the Company’s subsidiaries and affiliates, compliance with the Company’s code(s) of conduct, applicable law, and insider and related party transactions.

4. Review with management and the independent accountants any correspondence with regulators or government agencies, any employee complaints or any published reports that raise material issues regarding the Company’s financial statements or accounting policies.

5. Prepare the Committee report required by the rules of the SEC to be included in the Company’s annual proxy statement.

6. Submit the minutes of all meetings of the Committee to, or discuss the matters discussed at each Committee meeting with, the Board.

7. Review any restatements of financial statements that have occurred or were recommended.

C. Independent Accountant Matters

1. Interview and retain the Company’s independent accountants (or nominate the independent accountants to be proposed for stockholder approval in any proxy statement filed by the Company), considering the accounting firm’s independence and effectiveness, and approve the engagement fees and other compensation to be paid to the independent accountants.

2. Meet with the independent accountants and the Company’s chief financial officer to review the scope of the proposed external audit for the current year.

3. On an annual basis, evaluate the independent accountant’s qualifications, performance and independence. To assist in this undertaking, the Committee shall require the independent accountants to submit a written report delineating all relationships between the independent accountants and the Company, consistent with Independence Standards Board Standard 1. In making its determination, the Committee shall consider not only auditing and other traditional accounting functions performed by the independent accountants, but also consulting, legal, information technology and other professional services rendered by the independent accountants and its affiliates. The Committee shall also consider whether the provision of any of these non-audit services is compatible with the independence standards under the guidelines of the SEC and other applicable authorities (including, possibly, the Independence Standards Board and the Public Company Accounting Oversight Board) and shall approve in advance any permitted non-audit services to be provided by the independent accountants. The Committee shall actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services that may impact the objectivity and independence of the independent accountants and shall take, or recommend that the Board take, appropriate action in response to Committee concerns regarding the independence of the independent accountants.

4. Review on an annual basis the experience and qualifications of the senior members of the external audit team. Discuss the knowledge and experience of the independent accountants and the senior members of the external audit team with respect to the Company’s industry. The Committee shall ensure the regular rotation of the lead audit partner, concurring partner and other audit partners as required by law and consider whether there should be a periodic rotation of the Company’s independent accountants.

5. Review the performance of the independent accountants and, in the Committee’s discretion, terminate the independent accountants.

6. Review with the independent accountants any problems or difficulties the auditors may have encountered in connection with their audit and any “management” or “internal control” letter provided by the independent accountants and the Company’s response to that letter. Such review should include:

(a) any difficulties encountered in the course of the audit work, including any restrictions on the scope of activities or access to required information and any disagreements with management;

(b) any accounting adjustments that were proposed by the independent accountants that were not agreed to by the Company;

(c) communications between the independent accountants and its national office regarding any issues on which it was consulted by the audit team and matters of audit quality and consistency;

(d) any changes required in the planned scope of the audit; and

(e) the responsibilities, budget and staffing of the Company’s internal audit function.

7. Communicate with the independent accountants regarding (a) alternative treatments of financial information within the parameters of GAAP, (b) critical accounting policies, practices and estimates to be used in preparing the audit report and (c) such other matters as the SEC and the Nasdaq may direct by rule or regulation.

8. Periodically consult with the independent accountants out of the presence of management about internal controls and the fullness and accuracy of the organization’s financial statements.

9. Oversee the relationship with the independent accountants by discussing with the independent accountants the nature and rigor of the audit process, receiving and reviewing audit reports and ensuring that the independent accountants have full access to the Committee (and the Board) to report on any and all appropriate matters.

10. Discuss with the independent accountants prior to the audit the general planning and staffing of the audit.

11. Obtain a representation from the independent accountants that Section 10A of the Exchange Act has been followed.

12. Pre-approve all audit services and permissible non-audit services as set forth in Section 10A(i) of the Exchange Act.

D. Internal Audit Control Matters

1. Establish regular and separate systems of reporting to the Committee by each of management, the independent accountants and the manager of internal audit regarding any significant judgments made in management’s preparation of the financial statements and the view of each as to the appropriateness of such judgments.

2. Following completion of the annual external audit, review separately with each of management, the independent accountants and the manager of internal audit any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.

3. Review with the independent accountants, the manager of internal audit and management the extent to which changes or improvements in financial or accounting practices have been implemented. This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the Committee.

4. Review the procedures that the Company has implemented regarding compliance with the Company’s code(s) of conduct.

5. Periodically discuss with the chief executive officer and chief financial officer (a) significant deficiencies in the design or operation of the internal controls that could adversely affect the Company’s ability to record, process, summarize and report financial data and (b) any fraud that involves management or other employees who have a significant role in the Company’s internal controls.

E. Evaluation of Internal Audit Function

1. Review activities, organizational structure and qualifications of the internal auditor(s). Meet separately and periodically with the manager of internal audit.

2. Review and concur in the appointment, replacement, reassignment or dismissal of the manager of internal audit.

3. Consider and review with management and the manager of internal audit:

(a) significant internal audit findings during the year and management’s responses thereto;

(b) any difficulties encountered in the course of internal audits, including any restrictions on the scope of the internal auditors’ work or access to required information;

(c) the internal auditors’ annual audit plan and any significant changes thereto;

(d) the internal auditors’ budget and staffing; and

(e) the internal auditors’ compliance with the appropriate standards of The Institute of Internal Auditors’ Standards for the Professional Practice of Internal Auditing.

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with GAAP. These are the responsibilities of management and the independent accountants.

V. CONSULTANTS

The Committee shall have the authority and sufficient funding to retain special legal, accounting and other consultants (without seeking Board approval) to advise and assist the Committee. The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel and other consultants necessary to assist the Committee in any such investigations or studies. The Committee shall have sole authority to negotiate and approve the fees and retention terms of such independent counsel and other consultants.

VI. MISCELLANEOUS

The Committee shall annually review and assess the adequacy of this Charter.

The Company shall provide for appropriate funding, as determined by the Committee, for payment of compensation to the independent accountants engaged for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company. The Company shall give appropriate funding, as determined by the Committee, for the payment of (i) compensation to the legal, accounting and other advisors employed by the Committee and (ii) ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties.

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules, and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments hereto, shall be displayed on the Company’s web site, and a printed copy of such shall be made available to any stockholder of the Company who requests it.

Approved by the Board of Directors on December 1, 2004.

Appendix B

AMENDED AND RESTATED CHARTER OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS OF HEALTHTRONICS, INC.

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities, and annual evaluation procedures of the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of HealthTronics, Inc., a Georgia corporation (the “Company”).

I. PURPOSE

The Committee has been established to:

•	assist the Board in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and the Company;

•	discharge the Board’s responsibilities relating to compensation of the Company’s executive officers;

•	evaluate the Company’s Chief Executive Officer and set his or her remuneration package;

•	prepare an annual report on executive compensation for inclusion in the Company’s annual proxy statement;

•	make recommendations to the Board with respect to incentive-compensation plans and equity-based plans; and

•	perform such other functions as the Board may from time to time assign to the Committee.

In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

II. COMPOSITION

The Committee shall be composed of at least three members (including a Chairperson), and all members shall be “independent directors,” as such term is defined in the rules and regulations of the Nasdaq Stock Market, Inc. (the “Nasdaq”). Notwithstanding the foregoing, the Committee may have as one of its members a director who is not “independent” if such person is not a current officer or employee of the Company or a “Family Member” (as defined in the Nasdaq rules, as in effect from time to time) of an officer or employee of the Company due to the exceptional and limited circumstances set forth in the rules and regulations of the Nasdaq. Such non-independent director shall not serve for more than two years.

In addition, each member shall also satisfy, during his or her tenure on the Committee: (a) the definition of “Non-Employee Director” contained in Rule 16b-3(b)(3)(i) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and (b) the definition of “outside director” under Section 162(m) of the Internal Revenue Code, as amended (the “Code”); provided, however, that one member need not be a “Non-Employee Director” and/or an “outside director” so long as (i) there remains at least two “Non-Employee Directors” and “outside directors” on the Committee, and (ii) such member abstains or rescues himself or herself from Committee action on transactions with respect to which the Company desires the benefits of (1) Rule 16b-3 of the Exchange Act if such member is not a “Non-Employee Director” and (2) Section 162(m) of the Code if such member is not an “outside director”.

The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee, so long as such alternates meet the member qualification requirements set forth herein. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the Securities and Exchange Commission (the “SEC”) or any securities exchange or market on which shares of the common stock of the Company are traded.

III. MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least once each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson or at the request of any of its members. The Committee shall conduct its business in accordance with the Company’s Bylaws. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request, except as otherwise provided in Section IV.A.2.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

IV. COMMITTEE RESPONSIBILITIES

In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements.

The Committee shall have responsibility for oversight of the determination, implementation and administration of remuneration, including compensation, benefits and perquisites, of all executive officers and other members of senior management whose remuneration is the responsibility of the Board or whose remuneration the Board requests the Committee to review and affirm. Such responsibility includes the following:

A. Chief Executive Officer Compensation and Evaluation

1. To (a) review and approve goals and objectives relevant to the Chief Executive Officer’s compensation package, (b) establish a procedure for evaluating the Chief Executive Officer’s performance, and (c) annually evaluate such performance in light of the goals and objectives established; and

2. To review, at least annually, and recommend to the full Board for approval the base salary and annual and long-term incentive compensation of the Chief Executive Officer, after taking into account the annual evaluation of the Chief Executive Officer referred to in the preceding paragraph. The Chief Executive Officer may not be present during the voting or deliberations related to Committee meeting(s) pertaining to this Section IV.A.2.

In discharging the responsibilities set forth under Section IV.A, the Committee may consider (as appropriate and as contemplated by Company policies, plans and programs) individual, team, business unit, regional and Company-wide performance and results against applicable pre-established annual and long-term performance goals, taking into account stockholder return, economic and business conditions, remuneration given to the Chief Executive Officer in the past and comparative and competitive compensation and benefit performance levels. The Committee shall not be precluded from approving compensation awards as may be required to comply with applicable tax laws.

B. Other Executive Officers Compensation and Evaluations

1. To (a) review and approve goals and objectives relevant to the other executive officers’ compensation packages, (b) establish a procedure for evaluating such executive officers’ performances, and (c) annually evaluate such performances in light of the goals and objectives established; and

2. To review, at least annually, and recommend to the full Board for approval the base salary and annual and long-term incentive compensation of the executive officers, after taking into account the annual evaluation of each executive officer referred to in the preceding paragraph.

In discharging the responsibilities set forth under Section IV.B, the Committee may consider (as appropriate and as contemplated by Company policies, plans and programs) individual, team, business unit, regional and Company-wide performance and results against applicable pre-established annual and long-term performance goals, taking into account stockholder return, economic and business conditions, remuneration given to each executive officer in the past and comparative and competitive compensation and benefit performance levels. The Committee shall not be precluded from approving compensation awards as may be required to comply with applicable tax laws.

C. Incentive-Compensation and Equity-Based Plans

1. To review and to make periodic recommendations to the Board as to the general compensation and benefits policies and practices of the Company, including incentive-compensation plans and equity-based plans;

2. To review and adopt, and to recommend to the Board (and for stockholder approval where required by applicable law, the Company’s Certificate of Incorporation or the Company’s Bylaws), compensation and benefits policies, plans and programs and amendments thereto, determining eligible employees and the type, amount and timing of such compensation and benefits; and

3. To oversee the administration of such policies, plans and programs and, on an ongoing basis, to monitor them to assure that they remain competitive and within the Board’s compensation objectives for executive officers and such other members of senior management.

D. Other Duties

1. To prepare an annual executive compensation report for inclusion in the Company’s proxy statement in accordance with the rules and regulations of the SEC;

2. To review and consider, if requested by the Board, the compensation and benefits of directors who are not employees of the Company and to recommend any changes to the Board that the Committee deems appropriate; and

3. To perform such other duties as the Board may assign to the Committee.

V. CONSULTANTS

The Committee may conduct or authorize studies of matters within the Committee’s scope of responsibilities as described above, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such studies. The Committee shall have sole authority to retain and terminate any compensation consultant to be used to survey the compensation practices in the Company’s industry and to provide advice so that the Company can maintain its competitive ability to recruit and retain highly qualified personnel. The Committee shall have the sole authority to negotiate and approve the fees and retention terms of any compensation consultant retained.

VI. MISCELLANEOUS

The Company shall give appropriate funding, as determined by the Committee, for the payment of fees of independent counsel or other consultants employed by the Committee and for ordinary administrative expenses of the Committee that are necessary or appropriate in carrying out its duties. Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments hereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any stockholder of the Company who requests it.

Approved by the Board of Directors on December 1, 2004.

Appendix C

CHARTER OF THE NOMINATING COMMITTEE

OF THE BOARD OF DIRECTORS

OF HEALTHTRONICS, INC.

This Charter identifies the purpose, composition, meeting requirements, committee responsibilities and annual evaluation procedures of the Nominating Committee (the “Committee”) of the Board of Directors (the “Board”) of HealthTronics, Inc., a Georgia corporation (the “Company”).

I. PURPOSE

The Committee is responsible for:

•	assisting the Board in determining the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board;

•	identifying highly qualified individuals meeting those criteria to serve on the Board;

•	proposing to the Board a slate of nominees for election by the stockholders at the Annual Meeting of Stockholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements;

•	reviewing candidates nominated by stockholders for election to the Board;

•	developing plans regarding the size and composition of the Board and its committees; and

•	such other functions as the Board may from time to time assign to the Committee.

In performing its duties, the Committee shall seek to maintain an effective working relationship with the Board and the Company’s management.

II. COMPOSITION

The Committee shall be composed of at least three members (including a Chairperson), and all members shall be “independent directors,” as such term is defined in the rules and regulations of the Nasdaq Stock Market, Inc. (the “Nasdaq”). Notwithstanding the foregoing, the Committee may have as one of its members a director who is not “independent” if such person is not a current officer or employee of the Company or a “Family Member” (as defined in the Nasdaq rules, as in effect from time to time) of an officer or employee of the Company due to the exceptional and limited circumstances set forth in the rules and regulations of the Nasdaq. Such non-independent director shall not serve for more than two years. The members of the Committee and the Chairperson shall be selected annually by the Board and serve at the pleasure of the Board. A Committee member (including the Chairperson) may be removed at any time, with or without cause, by the Board. The Board may designate one or more directors as alternate members of the Committee, who may replace any absent or disqualified member or members at any meetings of the Committee, so long as such alternates meet the member qualification requirements set forth herein. No person may be made a member of the Committee if his or her service on the Committee would violate any restriction on service imposed by any rule or regulation of the SEC or any securities exchange or market on which shares of the common stock of the Company are traded. The Committee shall have authority to delegate responsibilities listed herein to subcommittees of the Committee if the Committee determines such delegation would be in the best interest of the Company.

III. MEETING REQUIREMENTS

The Committee shall meet as necessary, but at least once each year, to enable it to fulfill its responsibilities. The Committee shall meet at the call of its Chairperson or at the request of any of its members. The Committee shall conduct its business as set forth in the Company’s Bylaws. The Committee shall keep written minutes of its meetings, which shall be recorded or filed with the books and records of the Company. Any member of the Board shall be provided with copies of such Committee minutes if requested.

The Committee may ask members of management or others whose advice and counsel are relevant to the issues then being considered by the Committee to attend any meetings and to provide such pertinent information as the Committee may request.

The Chairperson of the Committee shall be responsible for leadership of the Committee, including preparing the agenda, presiding over Committee meetings, making Committee assignments and reporting the Committee’s actions to the Board from time to time (but at least once each year) as requested by the Board.

IV. COMMITTEE RESPONSIBILITIES

In carrying out its oversight responsibilities, the Committee’s policies and procedures should remain flexible to enable the Committee to react to changes in circumstances and conditions so as to ensure the Company remains in compliance with applicable legal and regulatory requirements. In addition to such other duties as the Board may from time to time assign, the Committee shall have the following responsibilities:

A. Board Candidates and Nominees

1. To propose to the Board a slate of nominees for election by the stockholders at the Annual Meeting of Stockholders and prospective director candidates in the event of the resignation, death, removal or retirement of directors or a change in Board composition requirements.

2. To develop criteria to be considered for the selection of directors.

3. To review, and make recommendations to the Board regarding, potential director nominees proposed by stockholders for election by the stockholders at the Annual Meeting of Stockholders, or at a special meeting of stockholders called for the purpose of electing directors, when properly presented to the Company according to the following procedures:

1. the stockholder submitting the proposal should include his, her or its name and proof of its stock ownership together with a resumé of the proposed nominee and all information relating to the proposed nominee that would be required to be disclosed in a proxy statement required to be made in connection with the solicitation of proxies for election of directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and the regulations promulgated thereunder; and

2. the proposal and all required information must be delivered to the Company’s Secretary at the Company’s principal executive office (a) in the case of an annual meeting, not later than the close of business on the 90th day nor earlier than the opening of business on the 120th day before the anniversary date of the immediately preceding annual meeting of stockholders; provided, however, that in the event that the annual meeting is called for a date that is not within 45 days before or after such anniversary date, notice by the stockholder to be timely must be so received not earlier than the opening of business on the 120th day before the meeting and not later than the later of (x) the close of business on the 90th day before the meeting or (y) the close of business on the 10th day following the day on which public announcement of the date of the annual meeting was first made by the Company; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which public announcement of the date of the special meeting is first made by the Company.

4. To review with the Board the desired experience, mix of skills and other qualities to assure appropriate Board composition, taking into account the current Board members and the specific needs of the Company and the Board.

5. To conduct candidate searches, interview prospective candidates and conduct programs to introduce candidates to the Company, its management and operations, and confirm the appropriate level of interest of such candidates.

6. To recommend to the Board, with appropriate input of Company management, qualified candidates for the Board who bring the background, knowledge, experience, skill sets and expertise that would strengthen and increase the diversity of the Board.

7. To conduct appropriate inquiries into the background and qualifications of potential nominees.

8. To work with senior management to provide an orientation and continuing education program for directors.

9. To produce or review a proxy statement disclosure including information required by applicable rule or regulation of the Securities and Exchange Commission (the “SEC”) or any securities exchange or market on which shares of the common stock of the Company are traded.

Notwithstanding the provisions set forth in this Section IV, if the Company is legally required by contract or otherwise to provide third parties with the ability to nominate directors (e.g., preferred stock rights to elect directors upon a dividend default, shareholder agreements and management agreements), the selection and nomination of such directors need not be subject to the Committee’s nominating and review process.

B. Board and Committees

1. To review, as requested by the Board, the size of the Board and recommend to the Board changes as appropriate.

2. To recommend to the Board, as requested by the Board, policies pertaining to the roles, responsibilities, retirement age, tenure and removal of directors.

3. To review, as requested by the Board, with the participation of Company management, all Board committees and recommend to the Board changes, as appropriate, in the number, responsibilities, membership and chairs of the committees.

4. To make recommendations to the Board, as requested by the Board, regarding responsibilities, organization and membership of all Board committees including the selection of the chairs of the other committees.

V. CONSULTANTS

The Committee may conduct or authorize investigations into or studies of matters within the Committee’s scope of responsibilities as described herein, and may retain, at the expense of the Company, independent counsel or other consultants necessary to assist the Committee in any such investigations or studies, if authorized by the Board. The Committee shall have sole authority to retain and terminate any search firm to be used to identify and investigate director candidates, including the sole authority to negotiate and approve the fees and retention terms of such search firm.

VI. MISCELLANEOUS

Nothing contained in this Charter is intended to expand applicable standards of liability under statutory or regulatory requirements for the directors of the Company or members of the Committee. The purposes and responsibilities outlined in this Charter are meant to serve as guidelines rather than as inflexible rules and the Committee is encouraged to adopt such additional procedures and standards as it deems necessary from time to time to fulfill its responsibilities. This Charter, and any amendments hereto, shall be displayed on the Company’s web site and a printed copy of such shall be made available to any stockholder of the Company who requests it.

Approved by the Board of Directors on December 1, 2004.

Appendix D

SECOND AMENDMENT TO THE

HEALTHTRONICS, INC. 2004 EQUITY INCENTIVE PLAN

This Second Amendment (this “Second Amendment”) to the HealthTronics, Inc. 2004 Equity Incentive Plan (as amended, the “Plan”) is made by HealthTronics, Inc., a Georgia corporation (the “Company”), pursuant to the authorization of the board of directors of the Company (the “Board”).

WHEREAS, the Board deems it to be in the Company’s best interest to amend the Plan to increase the maximum aggregate number of Shares (as defined in the Plan) authorized under the Plan from 950,000 to 2,950,000 Shares;

WHEREAS, Section 15 of the Plan authorizes the Board to amend, alter, suspend or terminate the Plan; and

WHEREAS, the rules of the Nasdaq National Market, Inc. applicable to the Company require that the Company’s shareholders approve the Second Amendment.

NOW, THEREFORE, pursuant to the authority granted to the Board in Section 15 of the Plan, and subject to the approval of this Second Amendment by the Company’s shareholders, the Plan is hereby amended as follows:

The first sentence of Section 2 of the Plan is amended and restated to read as follows:

“2. An aggregate of 2,950,000 Shares may be made issued pursuant to Awards under this Plan, subject to adjustments pursuant to Section 14.”

Except as provided above, the Plan shall remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the Company, by its duly authorized officer has executed this Second Amendment on this        day of                     , 2006.

HealthTronics, Inc.

By:
Name:
Title:

D-1

HEALTHTRONICS, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD JUNE 8, 2006

The undersigned hereby (a) acknowledges receipt of the Notice of Annual Meeting of Shareholders of HealthTronics, Inc. (the “Company”) to be held on June 8, 2006 and the Proxy Statement in connection therewith, each dated on or about May 4, 2006, (b) appoints John Q. Barnidge and James S. B. Whittenburg, or any of them, as Proxies, each with the power to appoint a substitute, (c) authorizes the Proxies to represent and vote, as designated on the reverse, all the shares of Common Stock of the Company held of record by the undersigned at the close of business on April 27, 2006, at such annual meeting of shareholders and at any adjournment(s) thereof and (d) revokes any Proxies heretofore given.

(Continued and to be signed on reverse side.)

ANNUAL MEETING OF SHAREHOLDERS OF

HEALTHTRONICS, INC.

June 8, 2006

Please date, sign and mail your proxy card in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN ITEM 1 AND A VOTE “FOR” ITEM 2 BELOW. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE

1. Election of Directors:

FOR ALL NOMINEES

WITHHOLD AUTHORITY FOR ALL NOMINEES

FOR ALL EXCEPT

(See Instructions below)

NOMINEES

R. Steven Hicks

Sam B. Humphries

Donny R. Jackson

Timothy J. Lindgren

Kevin A. Richardson, II

William A. Searles

Kenneth S. Shifrin

Perry M. Waughtal

Argil J. Wheelock, M.D

Mark G. Yudof

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here:

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

FOR

AGAINST

ABSTAIN

2. Amend the Healthtronics’ 2004 Equity Incentive Plan to increase by 2,000,000 shares the number of shares available for issuance thereunder (from

950,000 shares to 2,950,000 shares).

3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY FOR THE AMENDMENT TO HEALTHTRONICS’ 2004 EQUITY INCENTIVE PLAN, AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.

Signature of Shareholder

Date:

Signature of Shareholder

Date:

Note: This proxy must be signed exactly as the name appears hereon. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

ANNUAL MEETING OF SHAREHOLDERS OF

HEALTHTRONICS, INC.

June 8, 2006

PROXY VOTING INSTRUCTIONS

MAIL – Date, sign and mail your proxy card in the envelope provided as soon as possible.

- OR -

INTERNET – Access “www.voteproxy.com” and follow the on-screen instructions. Have your proxy card available when you access the web page.

COMPANY NUMBER ACCOUNT NUMBER

You may enter your voting instructions at www.voteproxy.com up until 11:59 PM Eastern Time the day before the cut-off or meeting date.

¯ Please detach along perforated line and mail in the envelope provided IF you are not voting via the Internet. ¯

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR ALL NOMINEES” IN ITEM 1 AND A VOTE “FOR” ITEM 2 BELOW.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors:		FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES

NOMINEES:

☐ R. Steven Hicks

☐ Sam B. Humphries

☐ Donny R. Jackson

☐ Timothy J. Lindgren

☐ Kevin A. Richardson, II

☐ William A. Searles

☐ Kenneth S. Shifrin

☐ Perry M. Waughtal

☐ Argil J. Wheelock, M.D.

☐ Mark G. Yudof

	2. Amend the HealthTronics’ 2004 Equity Incentive Plan to increase by 2,000,000 shares the number of shares available for issuance thereunder (from 2,950,000 shares to 4,450,000 shares).	☐	☐	☐
☐ WITHHOLD AUTHORITY FOR ALL NOMINEES	3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.
☐ FOR ALL EXCEPT (See instructions below)
THIS PROXY WILL BE VOTED AS DIRECTED. IF NO SPECIFICATION IS INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION TO THE BOARD OF DIRECTORS OF THE NOMINEES LISTED ON THIS PROXY, FOR THE AMENDMENT TO HEALTHTRONICS’ 2004 EQUITY INCENTIVE PLAN, AND, IN THE DISCRETION OF THE PROXIES, ON ANY OTHER BUSINESS.

INSTRUCTION:	To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ■
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.	☐

Signature of Shareholder	Date	Signature of Shareholder	Date

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.